STOCK EXCHANGE AGREEMENT

      THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 15th day of January, 2003, by and among Lazarus Industries, Inc., a Utah corporation (hereinafter referred to as "Lazarus"); American Dairy Holdings, Inc., a Delaware corporation, (hereinafter referred to as "American"); and the persons listed on Schedule 1(a) to this Agreement, being all of the shareholders of American (hereinafter referred to as the "Shareholders"), upon the following premises:

                             PREMISES

      A. Lazarus is a non-operating public company which has been in existence since 1985.

      B. The Shareholders own all of the issued and outstanding shares of common stock of American (the "American Stock"). American owns 100% of the registered capital and members' equity of Heilongjiang Feihe Dairy Co., Limited, organized under the laws of the People's Republic of China ("Feihe Dairy"). Feihe Dairy owns 100% of the registered capital and members' equity of Heilongjiang Sanhao Dairy Co., Limited, organized under the laws of the People's Republic of China ("Sanhao Dairy," and, together with Feihe Dairy, the "Feihe Dairy Group").

      C. The Shareholders have agreed to sell to Lazarus and Lazarus has agreed to purchase the American Stock from the Shareholders in exchange for shares representing ninety six percent (96%) of the total outstanding common shares of Lazarus, including presently outstanding warrants and stock options of Lazarus, pursuant to the terms and conditions set forth in this Agreement.

      D.       American will become a wholly-owned subsidiary of Lazarus.

                            AGREEMENT

      NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                            ARTICLE I
                         PLAN OF EXCHANGE

      1.1 The Exchange. At the Closing (as defined in Section 1.3 below), each of the Shareholders hereby agrees to assign, transfer, and deliver to Lazarus, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the certificates evidencing the American Stock duly endorsed for transfer to Lazarus or accompanied by stock powers executed in blank by the Shareholders, and Lazarus agrees to acquire such shares on such date by issuing and delivering in exchange therefore solely shares of Lazarus restricted common stock, in the amount of 9,650,000 shares (subject to adjustment for fractionalized shares as set forth below) of its common voting stock, par value $0.001 (the "Lazarus Stock") to be issued to the Shareholders following a one-for-nineteen (1 for 19) reverse stock split of the presently issued and outstanding common stock of Lazarus, including its outstanding warrants and stock options, in full satisfaction of any right or interest which each Shareholder held in the American Stock. The Lazarus Stock will be issued to the Shareholders with a restrictive legend as set forth on Schedule 1(a) and
Schedule 1(b) attached hereto. Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number. As a result of the exchange of the American Stock in exchange for the Lazarus Stock, American will become a wholly-owned subsidiary of Lazarus.

      1.2 Anti-Dilution. For all relevant purposes of this Agreement, the 9,650,000 shares of Lazarus Stock to be issued and delivered pursuant to this Agreement, take into account the 19-for-1 reverse split provided for in
Section 1.1 and no further change or adjustment shall be made in connection therewith. The number of shares of Lazarus Stock and all shares of stock covered by existing American options shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Lazarus common stock, par value $0.001, which may occur between the date of the execution of this Agreement and the date of delivery of such shares.

      1.3 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the five-day period commencing with the last to occur of the following: the Lazarus shareholders' meeting pursuant to Section 5.1, or February 15, 2003; provided however, that the Closing shall in no event be after February 28, 2003, unless extended in writing by the parties.

      1.4 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby If agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier.

                            ARTICLE II
      REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AMERICAN

      As an inducement to, and to obtain the reliance of, Lazarus, American represents and warrants as follows:

      2.1 Organization. American is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. American has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the American Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of American as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of American's articles of incorporation or bylaws. American has taken all action required by laws, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. American has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

      2.2 Capitalization. The authorized capitalization of American consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 10,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. American has not granted options, as set forth in the American Schedules.

      2.3 Subsidiaries and Predecessor Corporations. American owns 100% of all of the registered capital and members' equity of Feihe Dairy, and Feihe Dairy ownes 100% of the registered capital and members' equity of Sanhao Dairy, both of, which are engaged in the dairy industry. American does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation. All of the operations of American are through Feihe Dairy Group, and any references in this Agreement to American, unless otherwise noted or apparent from the context, include Feihe Dairy Group.

      2.4      Financial Statements.

               (a) On or before January 15, 2003, American will provide to Lazarus the audited balance sheets of Feihe Dairy Group, at December 31, 2001 and 2000, and the related audited consolidated statements of operations, stockholders' equity and cash flows of Feihe Dairy for the years ended December 31, 2001 and 2000, together with notes to such statements and the opinion of Henny Wee & Co., independent certified public accountants, with respect thereto, and the unaudited consolidated balance sheet as of September 30, 2002 (the "most recent American balance sheet"), statement of operations, stockholders' equity, and cash flow for the nine (9) months ended September 30, 2002, together with the notes thereto. All of these financial statements will be included in the American Schedules.

               (b) All such financial statements will have been prepared in accordance with generally accepted accounting principles. The American balance sheet presents fairly as of its date the financial condition of American. American will not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles, and all assets reflected therein will be properly reported and present fairly the value of the assets of American in accordance with generally accepted accounting principles. The statements of income, stockholders' equity, and cash flows will reflect fairly the information required to be set forth therein by generally accepted accounting principles.

               (c) American has filed all state, federal, and local income tax returns required to be filed by it from inception to the date hereof. Included in the American Schedules are true and correct copies of the federal income tax returns of American filed since the date of inception.
None of such federal income tax returns has been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

               (d) American does not owe any unpaid federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which American may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, American does not owe any accrued and unpaid taxes to date of this Agreement.

               (e) The books and records, financial and otherwise, of American are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

               (f) American has good and marketable title to its assets and, except as set forth in the American Schedules or the financial statements of American or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      2.5 Information. The information concerning American set forth in this Agreement and in the American Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      2.6 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued American common stock, except options, warrants, calls or commitments, if any, to which American is not a party and by which it is not bound.

      2.7 Absence of Certain Changes or Events. Except as set forth in this Agreement or the American Schedules, as of the most recent American balance sheet, when received:

               (a) there will not be (i) any material adverse change in the business, operations, properties, assets, or condition of American; or
(ii) any damage, destruction, or loss to American (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of American;

               (b) American will not have (i) amended its certificate of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of American; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction which is not in the ordinary course of business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

               (c) American will not have (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction deemed advisable by American and/or Feihe Dairy Group; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent American balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of American; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

      2.8 Title and Related Matters. American has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which will be reflected in the most recent American balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) as such assets may be affected by laws of the Republic of China; (b) statutory liens or claims not yet delinquent; (c) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the American Schedules. Except as set forth in the American Schedules, American owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with American's business. Except as set forth in the American Schedules, no third party has any right to, and American has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of American or any material portion of its properties, assets, or rights.

      2.9 Litigation and Proceedings. Except as set forth in the American Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of American after reasonable investigation, threatened by or against American or affecting American or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. American does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      2.10     Contracts.

               (a) American has provided, or will provide Lazarus on reasonable request, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which American is a party or by which it or any of its assets, products, technology, or properties are bound;

               (b) All contracts, agreements, franchises, license agreements, and other commitments to which American is a party or by which its properties are bound and which are material to the operations of American taken as a whole are valid and enforceable by American in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

               (c) Except as described in the American Schedules, American is not a party to or bound by, and the properties of American are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as American can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of American.

      2.11 Material Contract Defaults. American is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of American and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which American has not taken adequate steps to prevent such a default from occurring.

      2.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which American is a party or to which any of its properties or operations are subject.

      2.13 Compliance With Laws and Regulations. American has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of American or except to the extent that noncompliance would not result in the incurrence of any material liability for American.

      2.14 Approval of Agreement. The board of directors of American has authorized the execution and delivery of this Agreement by American, has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of American for their approval with the recommendation that the reorganization be accepted.

      2.15 Material Transactions or Affiliations. Set forth in the American Schedules is a description of every material contract, agreement, or arrangement between American and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by American to own beneficially, 10% or more of the issued and outstanding common stock of American and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to American than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the American Schedules or otherwise disclosed herein, no officer, director, or 10% shareholder of American has, or has had since inception of American, any material interest, direct or indirect, in any material transaction with American. There are no commitments by American, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

      2.16 American Schedules. American has delivered to Lazarus or will deliver, as soon as practicable, the following schedules, which are collectively referred to as the "American Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of American as complete, true, and correct:

               (a) a schedule containing complete and correct copies of the certificate of incorporation, as amended, and bylaws of American in effect as of the date of this Agreement;

               (b) a schedule containing the financial statements of American identified in paragraph 2.4(c);

               (c) a schedule requested by Lazarus, containing true and correct copies of all material contracts, agreements, or other instruments to which American is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.15;

               (d) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of American since the date of the most recent American balance sheet, required to be provided pursuant to section 2.7 hereof; and

               (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the American Schedules by sections 2.1 through 2.16.

      American shall cause the American Schedules and the instruments and data delivered to Lazarus hereunder to be updated after the date hereof up to and including the Closing Date.

                           ARTICLE III
    REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SHAREHOLDERS

      As an inducement to, and to obtain reliance of Lazarus, the Shareholders represent and warrant as follows:

      3.1 Ownership of American Shares. Each American shareholder hereby represents and warrants with respect to itself that it is the legal and beneficial owner of the number of American shares set forth on Schedule 1(a) of this Agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such shareholder has full right, power, and authority to transfer, assign, convey, and deliver its American shares; and delivery of such shares at the closing will convey to Lazarus good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

      3.2 Knowledge of Representations. To their best knowledge and belief, the representations of American in Article II, above, are true, accurate and complete.

                            ARTICLE IV
      REPRESENTATIONS, COVENANTS, AND WARRANTIES OF LAZARUS

      As an inducement to, and to obtain the reliance of American and the Shareholders, Lazarus represents and warrants as follows:

      4.1 Organization. Lazarus is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Lazarus Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Lazarus as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Lazarus' articles of incorporation or bylaws. Lazarus has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Lazarus has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

      4.2 Capitalization. Lazarus's authorized capitalization consists of 50,000,000 shares of common stock, par value $0.001, of which 7,485,417 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

      4.3 Subsidiaries. Lazarus does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

      4.4      Financial Statements.

               (a) Included in the Lazarus Schedules are the audited balance sheets of Lazarus as of December 31, 2001 and 2000, and the related audited statements of operations, stockholders' equity, and cash flow for the two fiscal years ended December 31, 2001 together with the notes to such statements and the opinion of HJ & Associates, independent certified public accountants, with respect thereto; the unaudited balance sheets of Lazarus as of September 30, 2002; and the related unaudited statements of operations, stockholders' equity, and cash flow for the nine-month period ended September 30, 2002, together with the notes to such statements.

               (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Lazarus balance sheets present fairly as of their respective dates the financial condition of Lazarus. Lazarus did not have as of the date of any such Lazarus balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Lazarus, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and cash flow reflect fairly the information required to be set forth therein by generally accepted accounting principles.

               (c) Lazarus has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

               (d) Lazarus has filed all state, federal, or local income tax returns required to be filed by it from inception to the date hereof. Included in the Lazarus Schedules are true and correct copies of the federal income tax returns of Lazarus filed since the date of inception. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

               (e) The books and records, financial and otherwise, of Lazarus are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

               (f) Lazarus has good and marketable title to its assets and, except as set forth in the Lazarus Schedules or the Financial Statements of Lazarus or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      4.5 Information. The information concerning Lazarus set forth in this Agreement and the Lazarus Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      4.6 Options or Warrants. Except as set forth in Schedule 2, there are no existing options, warrants, calls, or commitments of any character relating to authorized and unissued stock of Lazarus, except options, warrants, calls, or commitments, if any, to which Lazarus is not a party and by which it is not bound.

      4.7 Absence of Certain Changes or Events. Except as described herein or in the Lazarus Schedules, since the date of the most recent Lazarus balance sheet:

               (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Lazarus (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Lazarus;

               (b) Lazarus has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Lazarus; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

               (c) Lazarus has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Lazarus balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby;
(iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Lazarus; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

               (d) to the best knowledge of Lazarus, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Lazarus.

      4.8 Title and Related Matters. Lazarus has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Lazarus balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Lazarus Schedules.

      4.9 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of Lazarus, threatened by or against or affecting Lazarus, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Lazarus does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      4.10 Contracts. Lazarus is not a party to any material contract, agreement, or other commitment.

      4.11 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Lazarus is a party or to which it or any of its assets or operations are subject.

      4.12 Governmental Authorizations. Lazarus has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Lazarus of this Agreement and the consummation by Lazarus of the transactions contemplated hereby.

      4.13 Compliance With Laws and Regulations. To the best of its knowledge, Lazarus has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of Lazarus or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities in connection with Lazarus's filing, approval and completion of its recent offering of securities pursuant to Rule 402 of Regulation C and Form S-18 promulgated by the U.S. Securities and Exchange Commission.

      4.14 Insurance. Lazarus owns no insurable properties and carries no casualty or liability insurance.

      4.15 Approval of Agreement. The board of directors of Lazarus has authorized the execution and delivery of this Agreement by Lazarus and has approved this Agreement and the transactions contemplated hereby.

      4.16 Continuity of Business Enterprises. Lazarus has no commitment or present intention to liquidate Lazarus or sell or otherwise dispose of a material portion of Lazarus' business or assets following the consummation of the transactions contemplated hereby.

      4.17 Material Transactions of Affiliations. Except as disclosed herein and in the Lazarus Schedules, there exists no material contract, agreement, or arrangement between Lazarus and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by Lazarus to own beneficially, 10% or more of the issued and outstanding common stock of Lazarus and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% shareholder of Lazarus has, or has had during the last preceding full fiscal year, any known interest in any material transaction with Lazarus which was material to the business of Lazarus. Lazarus has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

      4.18 Employment Matters. Lazarus has no employees other than its executive officers.

      4.19 Lazarus Schedules. Lazarus has delivered to American, or will deliver as soon as practicable at American's request, the following schedules, which are collectively referred to as the "Lazarus Schedules," which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

               (a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws of Lazarus as in effect as of the date of this Agreement;

               (b) a schedule containing any filings with the U.S. Securities and Exchange Commission (the "SEC"), not available on EDGAR;

               (c) a schedule containing a copy of the federal income tax returns of Lazarus identified in paragraph 4.4(d);

               (d) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of Lazarus since the date of the most recent Lazarus balance sheet, required to be provided pursuant to section 4.7 hereof; and

               (f) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Lazarus Schedules by sections 4.1 through 4.18.

      Lazarus shall cause the Lazarus Schedules and the instruments and data delivered to Lazarus hereunder to be updated after the date hereof up to and including the Closing Date.

                            ARTICLE V
                        SPECIAL COVENANTS

      5.1 Stockholder Meeting of Lazarus. As soon as practicable following the execution of this Agreement, and prior to the Closing, Lazarus shall call a special meeting of its shareholders to approve the following proposals:

               (a) the election of Mr. Leng You-Bin and Mr. Liu Hua as directors of Lazarus;

               (b) a 19-for-1 reverse split or consolidation of the outstanding common stock of Lazarus;

               (c) the amendment to the articles of incorporation of Lazarus to change its name to "American Dairy, Inc.," or such other name to be determined by American (the "New Name");

               (d) the approval of the 2003 Stock Option, SAR and Stock Bonus Plan of Lazarus, attached as Schedule 3 hereto; and

               (e) to take such other actions as the directors may determine are necessary or appropriate, including (if necessary) the approval of this Agreement and the transactions contemplated herein.

      5.2 Consulting Agreement. At Closing, Lazarus will enter into a Consulting Agreement with Danbury Investment, LC, an affiliate of Jack Gertino, President, and a principal shareholder of Lazarus, in the form attached hereto as Exhibit "A."

      5.3 Access to Properties and Records. Lazarus and American will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of Lazarus or American as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Lazarus or American, as the case may be, as the other shall from time to time reasonably request.

      5.4 Delivery of Books and Records. At the Closing, Lazarus shall deliver to American the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Lazarus now in the possession of Lazarus or its representatives.

      5.5 Special Covenants and Representations Regarding the Lazarus Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Lazarus Stock to the shareholders of American as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the American shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, American shall cause to be delivered, and the shareholders shall deliver to Lazarus, letters of representation in the form attached hereto as Schedule 4.

      5.6 Approval of Certain Shareholders. Lazarus hereby represents that holders of in excess of 50% of the issued and outstanding stock of Lazarus have agreed to vote in favor of the matters in Section 5.1, subject to completion of due diligence and the material accuracy of the representations and warranties in this Agreement. Lazarus will obtain a written agreement from these shareholders, subject to these conditions, within ten (10) days of this Agreement.

      5.7 Third Party Consents and Certificates. Lazarus and American agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

      5.8      Actions Prior to Closing.

               (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Lazarus or American Schedules or as permitted or contemplated by this Agreement, Lazarus and American respectively, will each:

                        (i) carry on its business in substantially the same manner as it has heretofore;

                        (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                        (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                        (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                        (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                        (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

               (b) From and after the date of this Agreement until the Closing Date, neither Lazarus nor American will:

                       (i) make any change in their articles of incorporation or bylaws;

                       (ii) take any action described in section 2.7 in the case of American, or in section 3.7, in the case of Lazarus (all except as permitted therein or as disclosed in the applicable party's schedules); or

                       (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

      5.9      Sales Under Rules 144 or 145, If Applicable.

               (a) Lazarus will use its best efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including timely filing all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

               (b) Upon being informed in writing by any person holding restricted stock of Lazarus as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Lazarus will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

               (c) If any certificate representing any such restricted stock is presented to Lazarus' transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Lazarus and its counsel that such transfer has complied with the requirements of Rule 144 or 145, as the cases may be, Lazarus will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this
Section 5.9 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

      5.10     Indemnification.

               (a) American and the Shareholders hereby agree to indemnify Lazarus and each of the officers, agents and directors of Lazarus as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.
The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

               (b) Lazarus hereby agrees to indemnify American and each of the officers, agents and directors of American as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article IV of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.
                            ARTICLE VI
          CONDITIONS PRECEDENT TO OBLIGATIONS OF LAZARUS

      The obligations of Lazarus under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      6.1 Accuracy of Representations. The representations and warranties made by American and the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and American and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by American and the Shareholders prior to or at the Closing. Lazarus shall be furnished with a certificate, signed by a duly authorized officer of American and dated the Closing Date, to the foregoing effect.

      6.2 Officer's Certificates. Lazarus shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of American to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of American threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the American Schedules, by or against American which might result in any material adverse change in any of the assets, properties, business, or operations of American.

      6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of American nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of American.

      6.4 Good Standing. Lazarus shall have received a certificate of good standing from the Secretary of State of the state of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that American Dairy Holdings, Inc. is in good standing as a corporation in the state of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

      6.5 Officer and Director Questionnaires. Lazarus shall have received officer and director questionnaires completed and signed by each executive officer and director of American in form and substance reasonably satisfactory to Lazarus and its counsel which shall contain information for use by Lazarus in reporting the transaction contemplated hereby on Form 8-K to be filed with the Securities and Exchange Commission.

      6.6      Other Items.

               (a) Lazarus shall have received a shareholders list of American containing the name, address, and number of shares held by each American shareholder as of the date of Closing certified by an executive officer of American as being true, complete, and accurate.

               (b) Lazarus shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Lazarus may reasonably request.

                           ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF AMERICAN  AND THE SHAREHOLDERS


      The obligations of American and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      7.1 Accuracy of Representations. The representations and warranties made by Lazarus in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Lazarus shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Lazarus prior to or at the Closing. American shall have been furnished with a certificate, signed by a duly authorized executive officer of Lazarus and dated the Closing Date, to the foregoing effect.

      7.2 Stockholder Approval. The stockholders of Lazarus shall have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 5.1.

      7.3 Officer's Certificate. American shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Lazarus to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Lazarus threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      7.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Lazarus nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Lazarus.

      7.5 Good Standing. American shall have received a certificate of good standing from the Secretary of State of the state of Utah or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Lazarus is in good standing as a corporation in the state of Utah and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

      7.6      Other Items.

               (a) American shall have received a shareholders list of Lazarus, current at least ten (10) days prior to Closing, containing the name, address and number of shares held by each such Lazarus Shareholder certified by an executive officer of Lazarus as being true, complete and accurate.

               (b) American shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as American may reasonably request.

                           ARTICLE VIII
                           TERMINATION

      8.1      Termination.

               (a) This Agreement may be terminated by the board of directors of either Lazarus or American at any time prior to the Closing Date if:

                        (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

                        (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

                        (iii) there shall have been any change after the date of the latest balance sheets of Lazarus and American, respectively, in the assets, properties, business, or financial condition of Lazarus and American, which could have a materially adverse affect on the value of the business of Lazarus and American respectively, except any changes disclosed in the Lazarus and American Schedules, as the case may be, dated as of the date of execution of this Agreement.

In the event of termination pursuant to this paragraph (a) of section 8.1, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

               (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Lazarus if American shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of American contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that American shall bear its own costs as well as the costs incurred by Lazarus in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

               (c) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of American if Lazarus shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Lazarus contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Lazarus shall bear its own costs as well as the costs of American incurred in connection with the negotiation, preparation, and execution of this Agreement.

                           ARTICLE IX
                          MISCELLANEOUS

      9.1 Brokers. Lazarus and American agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Lazarus and American each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      9.2 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Utah. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in Salt Lake City, Utah. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

      9.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

            If to Lazarus, to:      Lazarus Industries, Inc.
                                    10 West 100 South, Suite 610
                                    Salt Lake City, UT  84101
                                    Attention: Jack M. Gertino, President
                                    Telephone: (801) 532-7851
                                    Facsimile: (801) 355-0289

            With copies to:         James C. Lewis, Esq.
                                    10 West 100 South, Suite 615
                                    Salt Lake City, UT  84101
                                    Telephone: (801) 994-3846
                                    Facsimile: (801) 355-0289

            If to American, to:     American Dairy Holdings, Inc.
                                    c/o American Eastern Securities, Inc.
                                    865 South Figueroa Street, Suite 3340
                                    Los Angeles, CA 90017
                                    Telephone: (213) 488-5131
                                    Facsimile: (213) 488-5126

            With copies to:         Reid Breitman, Esq.
                                    2224 Main Street
                                    Santa Monica, California 90405
                                    Telephone: (310) 396-4400
                                    Facsimile: (310) 396-3290

            If to the
            Shareholders, to:       c/o Charles Hung
                                    American Eastern Securities, Inc.
                                    865 South Figueroa Street, Suite 3340
                                    Los Angeles, CA 90017
                                    Telephone: (213) 488-5131
                                    Facsimile: (213) 488-5126

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

      9.4 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      9.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, os such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

      9.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

      9.7 Third Party Beneficiaries. This contract is solely between Lazarus and American, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      9.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including this Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

      9.9 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

      9.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      9.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

                     [signature pages follow]





      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

                                    LAZARUS INDUSTRIES, INC.
ATTEST:

/s/ Chase Kimball                   By    /s/ Jack M. Gertino
--------------------------------       ------------------------------------
Secretary or Assistant Secretary          Jack M. Gertino, President



                                    AMERICAN DAIRY HOLDINGS, INC.
ATTEST:

/s/                                 By   /s/ Leng You-Bin
--------------------------------       ------------------------------------
Secretary or Assistant                   Leng You-Bin, President




SHAREHOLDERS:


/s/ Leng You-Bin                         /s/ Liu Sheng-Hui
--------------------------------       ------------------------------------
Leng You-Bin                              Liu Sheng-Hui



/s/ Wu Zhi-Gang
--------------------------------
Wu Zhi-Gang